Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") is entered into effective as of the ____ day of January, 2006 ("Effective Date"), among PANGEA PETROLUEM CORPORATION, a Colorado corporation ("Purchaser," "Pangea" or the "Company") and Christopher Scully ("Seller" or "Scully").

         WHEREAS, Scully is the owner of leasehold working interests in certain oil and gas leases situated in Fort Bend County, Texas ("Blue Ridge Field Leases") and New York State ("New York Lease") (hereinafter collectively referred to as "Projects") and as more fully described on Exhibit "A", attached hereto and incorporated herein; and.

         WHEREAS, Seller desires to sell a 1.5% working interest in the Blue Ridge Field and a 2.5% working interest in the New York Leases (the "Working Interests") and Purchaser desires to purchase the Working Interests in the Projects from Scully and Seller and Purchaser have agreed that the sale should be consummated under the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:



                               TERMS OF AGREEMENT:

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, and Purchaser covenant and agree as follows:

         1. Agreement to Sell and to Purchase. Seller hereby agrees to sell, convey and assign the Working Interest unto Purchaser, and Purchaser hereby agrees to accept and purchase the Working Interest from Seller for the Purchase Price (hereinafter defined) and on and subject to the conditions herein set forth.

         2. Transfer of Assignment.

         (a) Blue Ridge Field: Pangea will receive the assignment of the Working Interest for the Blue Ridge Field leases from the operator, Kellco Energy, Ltd., after the costs of purchase and drilling, have been recouped from the sale of products from the fields' wells ("payout"). Payout is expected to occur in approximately 12 months from the signing of this agreement. Payout balance to be provided monthly indicating amount paid toward each outstanding loan and total outstanding balance for each loan.

         (b) New York Lease: Pangea will receive the assignment of the Working Interest for the New York leases from the operator, Kelly Oil & Gas, after production is established from any well drilled by Kelly Oil and Gas on the New York Lease ("Production").

         3. Consideration.

         (a) Common Stock. In consideration of the payment for the Working Interests, Purchaser agrees to issue 20,000,000 shares of its restricted common stock (the "Shares"), which shall be issuable at Closing.

         (b) Warrants. Pangea shall provide additional compensation in the form of 5,000,000 warrants to purchase common stock at a strike price of $0.015 per share when each of the following occurs:

                  (i) The net monthly revenue to Pangea for the New York Lease exceeds $1,000 per month; and

                  (ii) The net monthly revenue to Pangea for the Blue Ridge Field leases exceeds $1,000 per month.

         4. Closing. Closing shall take place on or before 5:00 p.m., January 6, 2006, ("Closing") at the offices of Axelrod, Smith & Kirshbaum, 5300 Memorial Drive, Suite 700, Houston, Texas 77007, or such other time and place as may be agreed upon by the parties, at which time Seller and Purchaser shall exchange all documentation and transfer all consideration described herein.

         5. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

         (a) Authorization. Scully represents that he is a person of full age of majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by and for himself and his spouse. All action on the part of Scully necessary for the authorization, execution, delivery and performance of this Agreement by him has been taken and will be taken prior to Closing. This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligations of Scully enforceable against him in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors' rights generally or by general equitable principles.

         (b) Consents. No consent of, approval by, order or authorization of, or registration, declaration or filing by the Seller with any court or any governmental or regulatory agency or authority having jurisdiction over the Seller or any of its property or assets is required on the part of the Seller (a) in connection with the consummation of the transactions contemplated by this Agreement or (b) as a condition to the legality, validity or enforceability as against the Seller of this Agreement, excluding any registration, declaration or filing the failure to effect which would not have a material adverse effect on the financial condition of the Company. No consent or approval of any other third party is required in connection with the execution, delivery and performance by the Seller of this Agreement.

         (c) Books and Records. During the term of this Agreement, the Seller shall maintain a comprehensive system of records, books and accounts regarding the operation of the Projects. All records shall be subject to examination by Pangea, or its authorized agents, attorneys and accountants at all reasonable hours in order to verify the status of Payout or Production, as the case may be for each of the Projects. No later than the twentieth (20th) day of each month, with respect to the preceding month, the Seller shall provide to Pangea a statement of account for each of the Projects, including any and all information Seller receives from the operator of each Project.

         (d) Title to Properties; Encumbrances. Seller has good and marketable title to the Working Interests, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature.

         (e) Acquisition of Stock for Investment. The Seller understands that any issuance of the Shares (as referenced in Section 3 herein) will not have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities acts, and are accordingly, are restricted securities, and the Seller represents and warrants to the Purchaser that the Seller's present intention is to receive and hold the Shares for investment only and not with a view to the distribution or resale thereof.

                  Additionally, the Seller understands that any sale of any the Shares issued, under current law, will require either (a) the registration of the Shares under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts.

                  The Seller represents that he is an "Accredited Investor" as that term is defined in the Securities Act of 1933, as amended. The Seller also represents that he is acquiring the Shares solely for his own beneficial account, for investment purposes, and not with view to, or for resale in connection with, any distribution of the Shares. The Seller understands that the Purchaser is relying upon the representations, covenants and agreements contained in this Agreement (and any supplemental information) for the purposes of determining whether this transaction meets the requirements for such exemptions.

                  The Seller has not offered or sold any portion of the Shares and has no present intention of dividing such Shares with others or of reselling or otherwise disposing of any portion of such Share either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

                  To assist in implementing the above provisions, the Seller hereby consent to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the Shares acquired hereby until the Shares have been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof. The legend shall read substantially as follows:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."


         (f) Litigation. There is no claim, suit, arbitration, investigation, judgment, action or other proceeding, whether judicial, administrative or otherwise, now pending or, to the best of Seller's knowledge, threatened before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have a material adverse effect upon the transfer by Seller to Purchaser of the Shares under this Agreement.

         (g) Compliance with Laws; Permits. Seller is, and at all times prior to the date hereof has been, to the best of his knowledge, in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the ownership of their assets or the operation of his businesses, except for failures to be in compliance that would not have a material adverse effect on the business, properties or condition (financial or otherwise) of Seller. Except as contemplated by this Agreement, Seller owns, holds, possesses or lawfully uses in the operation of its business all permits and licenses which are in any manner necessary for it to conduct its business as now or previously conducted. The Seller possesses all permits from all governmental bodies that are necessary to the ownership and operation of the Projects as currently conducted, and all such Permits are in full force and effect. No lawsuits, actions, proceedings or investigations by or against the Projects are pending, or, to Seller's knowledge, threatened seeking the revocation or limitation of any such Permit.

         (h) Environmental Matters. The Seller (or its operator) has operated the Projects in compliance with all applicable environmental laws and environmental permits; (b) there are no existing, pending or to Seller's knowledge threatened actions, suits, investigations, inquiries, or proceedings by or before any court, any governmental body or third party relating to any environmental laws, with respect to the Seller's business; (c) all notices and environmental permits, if any, required to be obtained or filed under any applicable environmental laws in connection with the Seller's business or the operations of the Projects, including treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and are validly in effect if issued, and the Seller is in compliance therewith; and (d) to Seller's knowledge, there are no conditions existing or resulting from the conduct of the operations of the Projects that have been given or will give rise to any unsatisfied on-site or off-site response, removal, closure or remedial obligations of the Seller under any environmental laws. The terms "release" and "hazardous substance" have the meanings specified in CERCLA, and the term "disposal" has the meaning specified in RCRA. (i) No Conflicts. The execution and delivery by the Seller of this Agreement does not, and the performance and consummation by the Seller of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, bond, lease, license, agreement or other instrument or obligation to which the Seller is a party or by which the Seller's assets or properties are bound; or (ii) violate any law, rule, regulation or order applicable to the Seller or any of the Seller's assets or properties.
         (j) No Pending Transactions. Except for the transactions contemplated by this Agreement, Seller is not a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in the sale of the Working Interests.

         (k) Insurance Policies. Copies of all insurance policies maintained by the Seller (or its operator) relating to the Projects have been delivered or made available to Purchaser. The policies of insurance held by the Seller are in such amounts, and insure against such losses and risks, as the Seller reasonably deems appropriate for its property and business operations. All such insurance policies are in full force and effect, and all premiums due thereon have been paid. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

         (l) Disclosure. No representation or warranty of Seller contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         (m) Brokerage Commission. No broker or finder has acted for the Seller in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller.

         6. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

         (a) Organization, Good Standing and Qualification. Purchaser (i) is an entity duly organized, validly existing and in good standing under the laws of the state of Colorado, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to Purchaser.

         (b) Authorization. Purchaser has full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby. All action on the part of Purchaser necessary for the authorization, execution, delivery and performance of this Agreement by it has been taken and will be taken. This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

         (c) Consents. No permit, consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required on the part of Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation and performance of the transactions contemplated hereby other than as may be required under the federal securities laws.

         (d) Disclosure. No representation or warranty of Purchaser contained in this Agreement contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         (e) Brokerage Commission. No broker or finder has acted for the Purchaser in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser.

         7. Conditions to Closing. The obligations of the parties to effect the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions:

         (a)      Conditions to Obligations of Purchaser.

                  1. Representations and Warranties of the Seller. The representations and warranties of the Seller shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date.

                  2. Third-Party Consents. Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby shall have been obtained.

                  3. Satisfactory Diligence. Purchaser shall have concluded its due diligence investigation of the Company and its assets and properties and all other matters related to the foregoing, and shall be satisfied, in its absolute and sole discretion, with the results thereof.

                  4. No Actions or Proceedings. No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.

                  5. Government Approvals. All authorizations, permits, consents, orders, licenses or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

         (b)      Conditions to Obligations of the Seller

                  1. Representations, Warranties and Agreements of Purchaser. The representations and warranties of Purchaser shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date.

                  2. Resolutions. Purchaser shall deliver resolutions of the Board of Directors of Pangea, which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

                  3. Third-Party Consents. Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby shall have been obtained.

                  4. No Actions or Proceedings. No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.

                  5. Government Approvals. All authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

         8. Indemnification.

         (a) Indemnification from Seller. Seller hereby agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Pangea), and hold Pangea, its officers, directors, employees, affiliates, assigns, agents and legal counsel (collectively, the "Pangea Group") harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonable attorneys' fees and costs of any suit related thereto) suffered or incurred by any of the Pangea Group arising from: (a) any misrepresentation by, or breach of any covenant or warranty of the Seller contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by Seller hereunder; (b) any nonfulfillment of any agreement on the part of Seller under this Agreement; or (c) any suit, action, proceeding, claim or investigation against Pangea which arises from or which is based upon or pertaining to or related to the Projects or Seller's conduct relating to the Projects prior to the Closing Date.

         (b) Indemnification from Pangea. Pangea agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to the Seller) and hold Seller, his agents, affiliates, legal counsel, successors and assigns (collectively, the "Seller's Group") harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorney's fees and costs of any suit related thereto) suffered or incurred by any of the Seller's Group, arising from (a) any misrepresentation by, or breach of any covenant or warranty of Pangea contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Pangea hereunder; (b) any nonfulfillment of any agreement on the part of Pangea under this Agreement; or (c) any suit, action, proceeding, claim or investigation against Sellers which arises from or which is based upon or pertaining to or related to the Projects or Pangea's conduct related to the Projects subsequent to the Closing Date.

         (c) Defense of Claims. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) Default of Indemnification Obligation. If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individuals or entities absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys' fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

         (e) Right to Offset. In the event that the Pangea Group is entitled to indemnification in accordance with Section 8 hereof, then Pangea shall have the right to offset any such amount from any obligations that are then due and payable to the Seller.

         9. Related Transactions. Scully shall receive 5,000,000 shares of Pangea restricted common stock (the "Introduction Fee") upon the closing of the acquisition or drilling of additional prospects introduced to Pangea by Scully, when the cumulative Pangea net monthly revenue from those prospects exceeds $25,000. Pangea will issue to Scully up to three additional Introduction Fee increments of 5,000,000 restricted shares for additional new prospects when the Pangea net revenue (excluding the acquisitions included in this agreement, and prior acquisitions counted towards an earlier $25,000 net income) also exceeds $25,000 per month. This paragraph will be effective for any projects generating the required net revenue within 24 months following execution of the agreement.

         10. Obligations to Survive Closing. All obligations of the parties described herein shall survive the Closing, including without limitation, the financial obligations, reporting obligations, insurance obligations and indemnity obligations.

         11. Time of Essence, Attorneys Fees. Time is of the essence with respect to this Agreement. If either party seeks to enforce, in law or in equity, any provision contained herein, then the prevailing party in such proceeding shall be entitled to reasonable attorneys' fees, interest and all such other disbursements and relief provided under law.

         12. Payment of Expenses. Each party shall be responsible for its own fees and expenses, including all legal and accounting fees in order to complete the transactions contemplated hereby.

         13. Modification or Amendment. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by the respective parties.

         14. Binding on Heirs and Assigns. This Agreement shall inure to and be binding upon the undersigned and their respective heirs, representatives, successors and assigns.

         15. Counterparts/ Facsimile Signatures. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A facsimile signature shall be deemed equivalent to and binding as an original signature except when such original signature is required by law.

         16. No Waivers. No waiver of or failure to act upon any of the provisions of this Agreement or any right or remedy arising under this Agreement shall be deemed or shall constitute a waiver of any other provisions, rights or remedies (whether similar or dissimilar) nor shall such waiver or failure to act constitute a continuing waiver or evidence of a binding course of conduct unless expressly provided herein or expressly stipulated to in writing by the parties.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable in Harris County, Texas.

         18. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing (by FAX, mail, telegram or courier) and delivered to the parties as follows:

             To Seller:               Christopher Scully
                                      777 Post Oak Blvd., Suite 610
                                      Houston, Texas 77056

             To Purchaser:            Pangea Petroleum Corporation
                                      Attn: Mark Weller
                                      9801 Westheimer, Suite 302
                                      Houston, Texas 77042

             With a copy to:          Robert D. Axelrod, P.C.
                                      5300 Memorial Drive, Suite 700
                                      Houston, Texas 77007

Notices shall be deemed given on the date of actual receipt by the party.

         19. Entire Contract. This Agreement and the documents herein referenced constitute (or when executed will constitute) the entire agreement between the Parties, and shall supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

         20. Captions for Convenience. All captions herein are for convenience or reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         21. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or enforceable provision had never been contained herein.


         EXECUTED by the undersigned as of the Effective Date set forth above.

                                  "SELLER"


                                  By:
                                     -----------------------------------
                                             Christopher Scully

                                  "PURCHASER"


                                  PANGEA PETROLEUM CORPORATION,
                                  a Colorado corporation


                                  By:
                                     -----------------------------------
                                  Name:
                                       ---------------------------------
                                  Title:
                                        --------------------------------

                                   EXHIBIT "A"


BLUE RIDGE FIELD LEASE INCLUDING APPROXIMATELY 421 ACRES AS DESCRIBED BELOW:

Sawtooth Lease - 132.7268 acres

50.00 acres, 50 acres, 22.7268 acres and 10 acres, more or less, Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, and being those tracts more particularly described in Amendment to Oil, Gas and Mineral Lease dated November 30, 2004 between Teletower Partnership and Chain Oil & Gas, Inc., Sawtooth, Inc. and TK Petrosearch Corporation, recorded under #2004154612 of the Official Public Records, Fort Bend Coutny, Texas; and described as follows therein:

1. "That certain tract of land described in the expired oil and gas lease known as the "Schenck, West Lease" dated August 21, 1926 from Mrs. Bessie M. West and
R. F. Schenck as Lessors to Humphreys Corporation as Lessee covering 25 acres of land, more or less, in the Thomas Habermacher Survey, A-191, Fort Bend County, Texas, and recorded at Volume 114, Page 60 of the Fort Bend County, Texas Deed Records, INSOFAR AND ONLY INSOFAR as said lease covered and included the North 10 acres of the 25 acre tract of land covered by and described in said lease, the South boundary line of said 10 acre tract described herein being parallel to the North line of said 25 acre tract and a sufficient distance South thereof so as to cover and include exactly 10 acres of land."

2. "That certain tract of land described in the expired oil and gas lease known as the "West-Schenck Lease" dated June 21, 1947 from Mrs. Bessie M. West, individually, and Robert F. Schenck as Executor of and Trustee under the Last Will and Testament of Clarn T. Schenck, Deceased, as Lessors, to W. K. Layne, as Lessee, covering 42 acres of land, more or less, in the Thomas Habermacher Survey, A-191, Fort Bend County, Texas and recorded at Volume 249, Page 13 of the Fort Bend County Deed Records, INSORFAR AND ONLY INSOFAR as said lease covered and included the Enst 22.7268 acres of the 42 acre tract of land covered by and included in said lease, said 22.7268 acre tract being more fully described by metes and bounds description found at Volume 2203, Page 192 of the Fort Bend County Deed Records, which such description is incorporated herein by reference for all purposes."

Zivicy Trustee Lease - 65.572 acres

Memorandum of Oil, Gas and Mineral Lease, being 65.572 acres of land, more or less, out of the Thomas Hobermaker Survey, A-191, Fort Bend Coutny, Texas, from Walter P. Zivley, Trustee to TK Petrosearch, L.L.C. Corporation, dated December 2, 2004 and recorded under #2004147869 of the Official Public Records, Fort Bend County, Texas. 65.572 acres of land, more or less, situated in the Thomas Hobermaker Survey, Abstract No. 191, Fort Bend County, Texas, said 65.572 acres of land being more particularly described as "Third Property" in that certain Deed, dated April 12, 1990, from Charles Sapp, Trustee to Walter P. Zivley, Trustee, as recorded in Volume 2206, Page 1266 of the Official Records of Fort Bend County, Texas.

Santa Rosa Lease - 55 acres

Oil, Gas and Mineral Lease, being 55.0 acres of land, more or less, out of the Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, from Lindenwood Royalty Company, Marilyn C. Erwin, Santa Rosa Resources, Inc., T. Kelley Erwin and Viking Royalty Group to TK Petrosearch, L.L.C. Corporation, dated August 16, 2004 and recorded under #2004151310 of the Official Public Records, Fort Bend County, Texas.

55.0 acres of land, more or less, described as a 50 acre tract and a 5 acre tract situated in the Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, and being the same land more fully described in that certain Quitclaim Mineral Deed, dated August 5, 1997, from Chevron U.S.A., Inc. to Santa Rosa Resources, Inc. as recorded in File No. 9778656, Official Records of Fort Bend County, Texas.

Wallin Lease - 167.903 acres

Memorandum of Oil, Gas and Mineral Lease, being 167.903 acres of land, more or less, out of the Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, from Walter P. Zivley, Trustee to TK Petrosearch, L.L.C. Corporation, dated December 16, 2004 and recorded under #2005007991 of the Official Public Records, Fort Bend County, Texas.

167.903 acres, more or less, a part of the Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, and being more particularly described in the following two
(2) tracts of land, to wit:

TRACT NO. 1: (117.903 Acres)

117.903 acres, more or less, being a part of the Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, and being all of that certain 244.413 acre tract more particularly described in the certain Warranty Deed dated December 15, 1972 from John B. Scott, et al, to Dempsey J. Prappas, Trustee, recorded in Volume 582, Page 420 Deed Records of Fort Bend County, Texas; LESS AND EXCEPT 32 acres, more or less, and being that portion of a 65.572 acre tract lying within the said 244.413 acre tract; Said 65.572 acre tract being more particularly described in Deed dated April 12, 1990 from Charles Sapp, Trustee, to Walter P. Zivley, Trustee, recorded in Volume 2206, Page 1266, Deed Records of Fort Bend County, Texas; and LESS AND EXCEPT the most Northern 94.51 acres, more less, being all of that certain 100 acre tract more particularly described in that certain Mineral Deed dated May 22, 1920, from Mrs. Laura Wallin Luscher and husband, Bernard R. Luscher, to Gulf Production Company, recorded in Volume 85, Page 385, Deed Records of Fort Bend County, Texas, less and excepting that certain 5.49 acre tract more particularly described in that certain Deed dated August 25, 1967, from Mary Lucille Wallin, et al, to Houston Lighting & Power Company, recorded in Volume 496, Page 537, Deed Records of Fort Bend County, Texas.

TRACT NO. 2: (50.00 Acres)

50.00 acres, more or less, being a part of the Thomas Hobermaker Survey, A-191, Fort Bend Coutny, Texas, and being all that certain 100 acre tract more particularly described in that certain Mineral Deed dated May 22, 1920, from Mrs. Laura Wallin Luscher and husband, Bernard R. Luscher, to Gulf Production Company, recorded in Volume 85, Page 385, Deed Records of Fort Bend County, Texas; LESS AND EXCEPT the most Northern 50 acres of the 100 acres described above, and being that same "Northern" 50 acres described by metes and bounds and conveyed to Gulf Oil Corporation in that certain Partition deed dated August 12, 1938, between Mrs. Laura Wallin Luscher, et al, recorded in Volume 176, Page 510, Deed Records of Fort Bend County, Texas.

                                   EXHIBIT "B"


NEW YORK LEASE:

         Approx 50,000 acres in Stueben County; Townships of Bath, Canisteo, Cameron, Hornellsville, Howard and Jasper. Detailed information will be provided within thirty (30) days from the effective date of this Agreement.